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                                                                  EXHIBIT 10.43
                              EMPLOYMENT AGREEMENT
              This Employment Agreement ("Agreement") is entered into effective as of December 1, 1994 by and between America West Airlines, Inc., a Delaware corporation ("Company"), and William A. Franke ("Franke").

              WHEREAS, Franke currently serves as the Chairman of the Board and Chief Executive Officer of the Company;

              WHEREAS, the Company desires for Franke to continue serving as the Chairman of the Board and Chief Executive Officer of the Company and Franke is willing to continue serving in such capacities, in each case on the terms and conditions herein set forth; and

              WHEREAS, the Compensation/Human Resources Committee of the Company's Board of Directors, the committee which administers the Incentive Plan (defined below), has authorized the granting of the Stock Grants described in Section 3.2 and the Stock Options described in Section 3.3.

              NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        Definitions and Interpretations
1.1.   Definitions

              For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

              "AmWest Registration Agreement" shall have the meaning specified in Section 5.1.

              "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as from time to time amended, and any successor statute thereto.

              "Board" shall mean the Board of Directors of the Company.

              "Cash Base Salary" shall have the meaning specified in Section

       3.1.   "Change in Control" shall occur if:

                     (i) the individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                     (ii) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), but not including David Bonderman or James G. Coulter or any individual, entity or group which is controlled (whether directly or indirectly and whether through the ownership of voting securities, by contract or otherwise) by David Bonderman and/or James G. Coulter, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power"); or

                     (iii) any Shares or other voting securities of the Company shall be purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

                     (iv) the Company's stockholders shall approve a merger or consolidation involving the Company other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation immediately after such merger or consolidation that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Power or (C) a merger or consolidation in which the Company is the surviving corporation and such transaction was determined not to be a Change in Control, which transaction and determination was approved by a majority of the Board in actions taken prior to, and with respect to, such transaction; or

                     (v) the Company's stockholders shall approve a merger, consolidation, reorganization, disposition of assets, liquidation or other transaction (or series of related transactions) in which the Company will not survive as a publicly-owned corporation.

              "Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time.

              "Disability" shall mean a physical or mental condition of Franke that, in the good faith judgment of not less than a majority of the entire membership of the Board, based upon certification by a licensed physician reasonably acceptable to Franke and the Board, (i) prevents Franke from being able to perform the services required under this Agreement, (ii) has continued for a period of at least six months during any period of twelve consecutive months and (iii) is expected to continue.

              "Dispute" shall have the meaning specified in Article VI.
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             "Good Reason" shall mean any of the following:

                    (1) without Franke's express written consent, a material alteration in the nature or status of Franke's position, functions, duties or responsibilities with the Company, including any change which would (i) alter Franke's reporting responsibilities, (ii) cause Franke's position with the Company to become of less dignity or importance than the positions and attributes of Chairman of the Board and Chief Executive Officer and/or (iii) cause Franke not to have all of the powers, functions, duties and responsibilities described in the first sentence of Section 2.2(a);

                    (2) without Franke's express written consent, the failure of the Company to perform any of its obligations under this Agreement in any material regard, but only if such failure shall continue unremedied for more than 15 days after written notice thereof is given by Franke to the Company;

                    (3) without Franke's express written consent, the relocation of the principal executive offices of the Company outside the greater Phoenix, Arizona area or the Company's requiring Franke to be based other than at such principal executive offices;

                    (4) a Change in Control, provided that if Franke terminates his employment on account of a Change in Control, such termination shall not be deemed to be for Good Reason unless Franke gives the required Notice of Termination upon, or within 180 days following, such Change in Control;

                    (5) the failure the Company at any time during the Term to elect or re-elect, or to appoint or re-appoint, Franke to the offices of Chairman of the Board and Chief Executive Officer;

                    (6) any purported termination by the Company of Franke's employment not in accordance with the provisions of this Agreement;

                    (7) the failure of the Company to obtain any assumption agreement required by Section 8.5(a);

                    (8) the failure of Franke to be elected or or appointed, or to be re-elected or re-appointed, as a director of the Company at any time during the Term;

                    (9) the Company shall make an assignment for the benefit of creditors or is adjudicated insolvent or bankrupt under Title 11 of the Bankruptcy Code;

                    (10) the Company voluntarily commences any proceeding under the Bankruptcy Code or files any petition under the Bankruptcy Code seeking the appointment of a receiver, trustee, custodian or liquidator for the Company or a substantial portion of its property;

                    (11) involuntary proceedings are commenced against the Company under the Bankruptcy Code seeking reorganization or a creditors' arrangement with respect to the Company or the appointment of a receiver, trustee, custodian or liquidator for the Company or a substantial portion of its property and such proceedings are not dismissed within 60 days after commencement;

                    (12) any order, judgment or decree is entered against the Company appointing any receiver or trustee for the Company or for all or a substantial portion of its property; or

                    (13) the failure of the Company's stockholders to approve the Incentive Plan prior to June 1, 1995;
 provided, HOWEVER, rejection by the Company pursuant to Section 2.3 of a request by Franke made thereunder to extend the term of his employment shall not, by itself, constitute a Good Reason.

        "Holders" shall have the meaning specified in Section 5.1.

        "Incentive Plan" shall mean the Company's 1994 Incentive Equity Plan effective as of December 1, 1994.

        "Market Value per Share" means, at any date, the closing price per Share on that date (or, if there are no sales on that date, the last preceding date on which there was sale) in the principal market in which the Shares are traded.

             "Misconduct" shall mean one or more of the following:

                    (i) the willful and continued failure by Franke to perform his duties described in Section 2.2 (other than any such failure resulting from Franke's incapacity due to physical or mental illness) after written notice of such failure has been given to Franke by the Company and Franke has had a reasonable period to correct such failure;

                    (ii) the willful commission by Franke of acts that are dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect, provided no act taken by Franke shall be deemed to constitute Misconduct if such act was taken by Franke in good faith and in the reasonable belief that such act was in the best interest of the Company or in furtherance of Franke's duties and responsibilities described in
             Section 2.2;(iii) the conviction of Franke for a felony involving moral turpitude; or

                    (iv) a material breach by Franke of any of the covenants set forth in this Agreement, but only if such breach shall continue unremedied for more than 15 days after written notice thereof is given to Franke by the Company.

             "Notice of Termination" shall mean a notice purporting to
terminate Franke's employment in accordance with Section 4.1 or 4.2, which notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.
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              "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

              "Piggyback Registration Notice" shall have the meaning specified in Section 5.2(a).

              "Registrable Securities" shall have the meaning specified in
       Section 5.1.

              "Restricted Shares" shall have the meaning specified in Section 3.2(b).

              "SEC" shall mean the Securities and Exchange Commission.

              "Share" shall mean a share of the Class B common stock, $.01 par value, of the Company.

              "Stock Grants" shall have the meaning specified in Section 3.2(a).

              "Stock Option" shall have the meaning specified in Section 3.3(d).

              "Term" shall have the meaning specified in Section 2.3.

              "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice of Termination is given.

1.2.   Interpretations

              (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

              (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

              (c) No provision of this Agreement shall be interpreted or construed against either party solely because that party or its legal representative drafted such provision.

                                   ARTICLE II
                     Employment; Positions and Duties; Term
2.1.   Employment

              The Company hereby employs Franke as its Chairman of the Board and Chief Executive Officer and Franke hereby accepts such employment, in each case during the Term (as defined in Section 2.3) and on the terms and conditions set forth in this Agreement.

2.2.   Positions and Duties

              (a) During the Term, Franke shall serve as the Chairman of the Board and Chief Executive Officer of the Company and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to the positions of Chairman of the Board and Chief Executive Officer, including (without limitation) such duties and responsibilities as are set forth with respect to such offices in the Company's certificate of incorporation and bylaws (as from time to time in effect). Franke shall have such additional duties and responsibilities commensurate with such offices as from time to time may be reasonably assigned to him by the Board. At all times during the Term, Franke shall report directly to the Board and shall observe and comply with all lawful policies, directions and instructions of the Board which are consistent with the foregoing provisions of this paragraph (a).

              (b) The Company agrees to use its reasonable best efforts to cause Franke to be elected or appointed, or re-elected or re-appointed, as director of the Company at all times during the Term.

              (c) During the Term, Franke agrees to devote a substantial portion of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder. During the Term, Franke shall not enter into any business or accept employment with or for any Person other than with the Company; provided, however, that Franke may engage in the following activities so long as they do not interfere in any material respect with the performance of Franke's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions, (iii) manage his personal investments and (iv) render consultation and financial advisory services to third parties. The Company acknowledges that Franke is the principal owner of Franke & Company, Inc. through which Franke owns and oversees equity interests in several enterprises and provides consultation and financial advisory services to third parties.

              (d) Franke shall at all times conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

2.3.   Term of Employment

              Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 1995; provided, however, that Franke shall be entitled to extend the term of this Agreement to December 31, 1996 by giving written notice of such extension to the Company prior to November 1, 1995 and, provided, further, that the Company (acting
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pursuant to instructions set forth in a resolution duly adopted by the affirmative vote of at least a majority of the entire membership of the Board) may, at any time within 15 day of receipt of such written notice of extension, give Franke written notice that it has rejected such extension, in which event Franke's employment hereunder shall terminate on December 31, 1995. As used in this Agreement, "Term" shall mean the original term of Franke's employment hereunder and any extension thereof in accordance with this Section 2.3.

2.4    Place of Employment
              Franke's place of employment during the term of his employment hereunder shall be the greater Phoenix, Arizona area.

                                  ARTICLE III
                           Compensation and Benefits

3.1.   Cash Base Salary
              For services rendered by Franke under this Agreement, the Company shall pay to Franke, during the Term, an annual cash base salary ("Cash Base Salary") of $300,000, payable in equal monthly amounts as earned. The amount of the Cash Base Salary may be increased at any time as the Board may deem appropriate. If the Cash Base Salary is increased as aforesaid, it may not thereafter be decreased unless a proportionally similar decrease is made to the base compensation of all other senior executives of the Company; provided that in no event may the Cash Base Salary be decreased below $300,000 per year.

3.2.   Stock Grants
              (a) During the Term (but not thereafter) and as additional base compensation, the Company shall make grants of Shares to Franke (the "Stock Grants") as follows:

                     (1) 11,000 Shares shall be issued and delivered to Franke as soon as practicable after the date hereof (the "1994 Shares");

                     (2) 30,334 Shares shall be issued and delivered to Franke as soon as practicable after January 1, 1995 (the "1995 Shares"); and

                     (3) 25,000 Shares shall be issued and delivered to Franke as soon as practicable after January 1, 1996 (the "1996 Shares").

              (b) Except as expressly set forth in this Section 3.2, (i) all Stock Grants shall be irrevocable and unconditional and (ii) none of the Shares included in the Stock Grants (the "Restricted Shares") shall be subject to forfeiture or surrender for any reason.

              (c) Franke will not sell, transfer or otherwise dispose of any of the Restricted Shares other than by will or by laws of descent and distribution; provided, however, that the foregoing restriction shall lapse with respect to any Restricted Shares which are no longer subject to forfeiture by Franke pursuant to paragraph (d) below and, provided further, that the foregoing restriction shall automatically lapse in full (i) upon the occurrence of a Change in Control, (ii) in the event of Franke's death or (iii) in the event Franke's employment is terminated by Franke for Good Reason or on account of Disability or by the Company for any reason other than Misconduct.

              (d) In the event Franke's employment is terminated by Franke pursuant to Section 4.1 other than for Good Reason or on account of Disability or by the Company pursuant to Section 4.2 for Misconduct, then:

                     (1) if the Termination Date is prior to January 1, 1995, Franke shall forfeit and be obligated, for no consideration, to surrender to the Company that number of 1994 Shares determined by multiplying the 1994 Shares by a fraction the numerator of which shall be the number of whole calendar months within the period beginning on the Termination Date and ending on December 31, 1994 and the denominator of which shall be four;

                     (2) if the Termination Date is after December 31, 1994 and prior to January 1, 1996, Franke shall forfeit and be obligated, for no consideration, to surrender to the Company that number of 1995 Shares determined by multiplying the 1995 Shares by a fraction the numerator of which shall be the number of whole calendar months within the period beginning on the Termination Date and ending on December 31, 1995 and the denominator of which shall be twelve; and

                     (3) if the term of Franke's employment has been extended to December 31, 1996 in accordance with Section 2.3 and if the Termination Date is after December 31, 1995 and prior to January 1, 1997, Franke shall forfeit and be obligated, for no consideration, to surrender to the Company that number of 1996 Shares determined by multiplying the 1996 Shares by a fraction the numerator of which shall be the number of whole calendar months within the period beginning on the Termination Date and ending on December 31, 1996 and the denominator of which shall be twelve.

              (e) The Stock Grants shall be made pursuant to the Incentive Plan and, notwithstanding anything herein to the contrary, shall be subject to forfeiture in the event the Incentive Plan is not approved by the Company's stockholders. Accordingly, Franke will not sell, transfer or otherwise dispose of any of the Restricted Shares (other than by will or by laws of descent and distribution) until after the Incentive Plan has been approved by the Company's stockholders.

              (f) The Restricted Shares shall become vested when the restrictions set forth in paragraphs (c), (d) and (e) above (the "Vesting Restrictions") have lapsed with respect thereto.

              (g) Certificates evidencing the Restricted Shares will be issued by the Company in Franke's name. Such certificates may bear a legend setting forth or incorporating the Vesting Restrictions, and the Company may cause such certificates to be delivered upon issuance to the Secretary of the Company (or such other depositary as may be designated by the committee which administers the Incentive Plan) as a depositary for
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safe-keeping until the Vesting Restrictions lapse with respect thereto or until forfeiture occurs with respect thereto pursuant to paragraph (d) or (e) above. The Company may require Franke to execute and deliver stock powers in the event of forfeiture. Upon the lapse of the Vesting Restrictions without forfeiture, the Company will cause a new certificate or certificates to be issued in the name of Franke without legend.

              (h) Franke shall be entitled to receive all dividends and distributions in respect of the Restricted Shares (subject to applicable tax withholding), to vote the Restricted Shares and to give consents, waivers and ratifications with respect to the Restricted Shares; provided, however, that distributions applicable to any Restricted Shares shall be held by the Company until (i) the Vesting Restrictions lapse with respect to such Shares, at which time such distributions shall be paid to Franke or his designee without interest or (ii) forfeiture occurs with respect to such Shares pursuant to paragraph (d) or (e) above, at which time such distributions shall be forfeited.

              (i) If requested by Franke at any time, the Company shall promptly request, and diligently seek in good faith to obtain, a no action letter from the SEC to the effect that the dates of purchase, within the meaning and for the purposes of the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934 (as amended), of the Restricted Shares are the respective grant dates thereof.

3.3    Stock Options
              (a) Franke is hereby granted an option to purchase 255,000 Shares, with an exercise price per Share equal to $8.75, being the Market Value per Share on the date hereof. Subject to paragraph (e) below, such option shall be immediately exercisable.

              (b) Franke is hereby granted (i) an option to purchase 50,000 Shares and (ii) an option to purchase 50,000 Shares, each with an exercise price per Share equal to $8.75, being the Market Value per Share on the date hereof. Subject to paragraph (e) below, (A) the option referred to in clause
(i) above shall become exercisable in equal monthly installments, beginning January 1, 1996, so that such option is exercised in full during the calendar year 1996 and (B) the option referred to in clause (ii) above shall become exercisable in equal monthly installments, beginning January 1, 1997, so that such option is exercised in full during the calendar year 1997.

              (c) On August 25, 1995 and, if Franke's employment is extended to December 31, 1996 in accordance with Section 2.3, on August 25, 1996, Franke shall be granted (i) an option to purchase 50,000 Shares and (ii) an option to purchase 100,000 Shares, each with an exercise price per Share equal to the Market Value per Share on the date of grant; provided, however, that no such option shall be granted to Franke after the termination of his employment hereunder. Subject to paragraph (e) below, (A) each option referred to in clause (i) of the preceding sentence shall become exercisable in equal monthly installments, beginning one month after the date of grant, so that such option is exercisable in full one year after the date of grant and (B) each option referred to in clause (ii) of the preceding sentence shall become exercisable as to one-third of the Shares covered thereby on each anniversary of the date of grant, so that such option is exercisable in full three years after the date of grant.

              (d) Upon the exercise of any stock option granted to Franke under this Section 3.3 (a "Stock Option"), Franke shall pay to the Company an amount equal to the relevant exercise price, such amount to be paid (i) in cash, (ii) by delivering to the Company Shares already owned by Franke which have an aggregate Market Value per Share at the date of exercise equal to the relevant exercise price, (iii) by directing the Company to sell a sufficient number of Shares to be acquired on exercise of a Stock Option through a broker approved by the Company, in which event the proceeds of such sale shall be applied by the Company to the payment of the relevant exercise price, with any surplus then remaining to be paid to Franke or his designee, or (iv) by any combination of the foregoing.

              (e) The Stock Options are being, and in the case of the Stock Options referred to in paragraph (c) above shall be, granted pursuant to the Incentive Plan. Notwithstanding anything in this Agreement to the contrary, in no event shall any Stock Option be exercised (i) prior to the approval of the Incentive Plan by the stockholders of the Company or (ii) after the tenth anniversary of its date of grant.

              (f) Upon the occurrence of a Change in Control, each outstanding Stock Option shall become automatically vested in full and may be exercised at any time thereafter; provided, however, in no event shall such Stock Option be exercisable after the tenth anniversary of its date of grant.

              (g) In the event Franke's employment is terminated by Franke pursuant to Section 4.1 other than for Good Reason or on account of Disability or by the Company pursuant to Section 4.2 for Misconduct, each Stock Option outstanding on the Termination Date, to the extent then vested, may be exercised by Franke at any time within six months following the Termination Date, but not thereafter; provided, however, in no event shall such Stock Option be exercisable after the tenth anniversary of its date of grant. To the extent such Stock Option is not vested on such Termination Date, such Stock Option (or the portion thereof that is not vested on such Termination Date) shall automatically lapse and be cancelled unexercised as of such Termination Date.

              (h) In the event Franke's employment is terminated by reason of death, each outstanding Stock Option shall become automatically vested in full on the date of his death and may be exercised by the person to whom Franke's rights shall pass by will or by the laws of descent and distribution at any time within the one-year period beginning on the date of Franke's death, but not thereafter, and in no event shall such Stock Option be exercisable after the tenth anniversary of its date of grant.

              (i) In the event Franke's employment is terminated by reason of Disability, each outstanding Stock Option shall become automatically vested in full on the date of such Disability and may be exercised at any time within the 36-month period beginning on the date of such Disability, but not thereafter, and in no event shall such Stock Option be exercisable after the tenth anniversary of its date of grant.

              (j) Except as otherwise provided herein, each Stock Option may be exercised in whole or in part or in two or more successive parts.

              (k) No Stock Option shall be transferrable by Franke, otherwise than by will or by laws of descent and distribution. During the lifetime of Franke, no Stock Option may be exercised by anyone other than Franke.

              (l) Each Stock Option may be exercised from time to time by a notice in writing which identifies such Stock Option and specifies the number of Shares in respect of which it is being exercised. Such notice shall be delivered to the Secretary of the Company or addressed to the Secretary of the Company at its principal corporate offices. The date of exercise of any Stock Option shall be the date the exercise notice is hand delivered or mailed to the Secretary of the Company, whichever is applicable. An election to exercise a Stock Option shall be irrevocable.

              (m) None of the Stock Options is intended to qualify as an incentive stock option under Section 422 of the Code.
3.4.   Life Insurance

              During the Term, the Company agrees to maintain, at all times and without cost to Franke, a term life insurance policy on the life of Franke in the amount of $2 million, the proceeds of which, in the event of Franke's death, shall be payable to one or more beneficiaries designated by Franke or, in the absence of any such designation, to his estate. Such policy shall be issued by a solvent insurance company reasonably acceptable to Franke.

3.5.   Annual Administrative Expense Allowance
              During the Term, the Company shall continue to pay to Franke or his designee, in accordance with past practices, an annual allowance of $50,000 (payable in equal monthly installments) for administrative expenses incurred by Franke in connection with the performance of his duties and responsibilities and the exercise of his powers and authority under this Agreement. So long as the Company is not in default under this Section 3.5, Franke shall be responsible for providing, in accordance with past practices, at least one administrative assistant/secretary.

3.6.   Business Expenses
              The Company shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Franke for business expenses reasonably incurred in the performance of Franke's duties.
It is understood that Franke is authorized to incur reasonable business expenses for promoting the business and reputation of the Company, including reasonable expenditures for travel, lodging, meals and client and/or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.

3.7.   Other Benefits
              Franke shall be entitled to receive all fringe benefits and other perquisites that may be offered by the Company to its senior executives as a group or to any of its senior executives individually or to the members of the Board, including, without limitation, (i) participation in the various employee benefit plans or programs provided to senior executives of the Company in general, subject to meeting the eligibility requirements with respect to each of such benefit plans or programs, (ii) tax planning assistance, (iii) automobile allowances, (iv) club memberships and (v) on-line and interline, positive space travel privileges. However, nothing in this Section 3.7 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided the change similarly affects all senior executives of the Company or members of the Board, as the case may be, similarly situated. Notwithstanding the foregoing, Franke shall not be entitled to participate in the Incentive Plan or any other incentive plans offered to key employees of the Company, except as expressly provided herein.

                                   ARTICLE IV
                           Termination of Employment
4.1.   Termination by Franke
              Franke may, at any time prior to the end of the Term, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Board.

4.2.   Termination by the Company
              The Company may, at any time prior to the end of the Term, terminate Franke's employment hereunder for any reason by delivering a Notice of Termination to Franke; provided, however, that in no event shall the Company be entitled to terminate Franke's employment prior to the end of the Term unless the Board shall duly adopt, by the affirmative vote of at least a majority of the entire membership of the Board, a resolution authorizing such termination and stating that, in the opinion of the Board, sufficient reason exists therefor.

4.3.   Accrued Cash Base Salary, Vacation Pay, etc.
              (a) Promptly upon the termination of Franke's employment for any reason, the Company shall pay to Franke a lump sum amount for (i) any unpaid Cash Base Salary earned hereunder prior to the termination date, (ii) all unused vacation time accrued by Franke as of the termination date in accordance with the Company's vacation policy for senior executives, (iii) all unpaid benefits earned by Franke as of the termination date under any and all incentive compensation plans or programs of the Company, (iv) any expenses in respect of which Franke has requested, and is entitled to, reimbursement in accordance with Section 3.6 and (v) any additional amounts or benefits which may be required to be paid in a lump sum by applicable law.

              (b) A termination of Franke's employment in accordance with this Agreement shall not alter or impair (i) any of Franke's rights or benefits under any issued and outstanding Stock Options except as provided in Section
3.3 or (ii) any of Franke's rights or benefits, if any, under employee benefit plans or programs maintained by the Company.

4.4.   Other Benefits and Privileges
              The following provisions shall apply if Franke terminates his employment for Good Reason or if the Company terminates Franke's employment for any reason other than Misconduct or Disability:

              (i) Severance Payment. The Company shall promptly pay to Franke a severance payment (in cash or other immediately available funds) in the amount of (A) $1.5 million, if the Termination Date is prior to August 25, 1996, and (B) $1 million, if the Termination Date occurs on or after August 25, 1996; provided, however, that such severance payment shall be reduced to the extent necessary so that no portion of such payment (or of any other payment or benefit which constitutes a "parachute payment" within the meaning of Section 289G of the Code and which Franke has received or entitled to receive from the Company during the relevant calendar year) shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, Franke's net after tax benefit shall exceed the net after tax benefit if such reduction were not made.

              (ii) Medical Insurance. During the 24-month period following the Termination Date, the Company, at its cost, shall maintain in full force and effect for the continued benefit of Franke and Franke's dependents all benefits available to Franke and Franke's dependents under all medical plans and programs of the Company, provided that (a) Franke's continued participation is possible under the terms and provisions of such plans and programs and (b) Franke pays the regular employee premium, if any, required by such plans and programs. In the event that participation by Franke (or his dependents) in any such plan or program after the Termination Date is barred pursuant to the terms thereof, or in the event the Company shall terminate any such plan or program, the Company shall obtain for Franke (and/or his dependents) comparable coverage under individual policies.

              (iii) Life Insurance. During the 12-month period following the of Termination Date, the Company, at its cost, shall continue to provide Franke all life insurance coverages (and in the same amounts) provided to him by the Company immediately prior to the date on which the relevant Notice of Termination is given in accordance with this Article IV.

              (iv) Travel Privileges. The Company shall provide Franke (and wife and his dependents) lifetime on-line and interline, positive space travel privileges subject to the terms of the Company's non-revenue travel policy as from time to time in effect.

4.5.   Company to Pay Benefits During Pendency of Dispute
              Either party may, within 10 days after its receipt of a Notice of Termination given by the other party, provide notice to the other party that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with Article VI. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Franke the Cash Base Salary in effect when the notice giving rise to the dispute was given, (ii) continue to make the Stock Grants in accordance with Section 3.2, (iii) continue to grant the Stock Options in accordance with Section 3.3 and (iv) continue Franke as a participant in all compensation and benefit plans in which Franke was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved or, with respect to a Notice of Termination given by Franke, the date of termination specified in such notice, if earlier, but, in each case, not past the end of the Term.

                                   ARTICLE V
                         Piggyback Registration Rights

5.1.   Definitions

              Capitalized terms used herein and in Exhibit A hereto that are not otherwise defined herein shall have the meanings ascribed to them in that certain Registration Rights Agreement dated August 25, 1994 among the Company, AmWest Partners, L.P., and others therein named ("AmWest Registration Rights Agreement"), to which agreement reference is made for such definitions and for all purposes. In addition, the following terms, as used in this Article V, have the following meanings:

              "Holders" shall mean (i) Franke, his heirs and personal representatives and (ii) any direct or indirect transferee of Registrable Securities.

              "Registrable Securities" means (1) the 125,000 Shares heretofore granted to Franke as a bonus for his efforts relating to the successful reorganization of the Company under the Bankruptcy Code and (2) all of the equity securities of the Company acquired by Franke pursuant to this Agreement, including, without limitation, (a) the Stock Grants, (b) the Stock Options, (c) any Shares issued on exercise of the Stock Options and (d) any securities issued or issuable with respect to any such securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144,
       (iii) the Company has caused to be delivered an opinion of counsel in accordance with Section 5.2(c) that such securities are distributable in accordance with Rule 144 or (iv) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force.

5.2.   Piggyback Registration

              (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration (i) on Form S-4 or Form S-8, or any successor or similar form then in effect or (ii) pursuant to Section 2.1 of the AmWest Registration Rights Agreement) in a form and in a manner that would permit registration of the Registrable Securities, whether or not for sale for its own account, it will give prompt (but in no event less than 30 days prior to the proposed date of filing the registration statement relating to such registration) notice to all Holders of Registrable Securities of the Company's intention to do so and of such Holders' rights under this
Section 5.2. Upon the request of any such Holder made within 20 days after the receipt by such Holder of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof) (the "Piggyback Registration Notice"), the Company will use Commercially Reasonable Efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith) and
(ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities.

              (b) Priority in Piggyback Registration. If (i) a registration pursuant to this Section 5.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders requesting such registration by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, all securities proposed by the Company to be sold for its own account; second, such securities of the Company requested to be included in such registration pursuant to the terms of the AmWest Registration Rights Agreement and the GPA Registration Rights Agreement; third, such Registrable Securities requested to be included in such registration by all Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; and fourth, all other securities of the Company requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

              (c) The Holders shall be entitled to exercise their registration rights pursuant to this Section 5.2 at any time or times until all of the Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act, or until the Company shall have obtained an opinion of counsel reasonably acceptable to the Company and Holders that such Registrable Securities may be sold without registration pursuant to available exemptions under Rule 144 without limitation on amount.

5.3.   Registration Procedures

              Each registration pursuant to Section 5.2 shall be effected in accordance with the procedures, and subject to the indemnification and other provisions, set forth in Exhibit A hereto.

                                   ARTICLE VI
                               Dispute Resolution

              (a) In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

              (1) A meeting shall be held promptly between the parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

              (2) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

              (3) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (2) above.

              (4) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

              (5) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

              (6) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

              (7) If any dispute shall arise under this Agreement involving termination of Franke's employment with the Company or involving the failure or refusal of the Company to fully perform in accordance with the terms hereof, the Company shall reimburse Franke, on a current basis, for all legal fees and expenses, if any, incurred by Franke in connection with such dispute, together with interest thereon at the rate of 8% per annum, such interest to accrue from the date the Company receives Franke's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of such dispute in accordance with this Article VI includes a finding denying, in all material respects, Franke's claims in such dispute, Franke shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Franke with respect to such dispute pursuant to this paragraph (7).

              (8) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this
       Article VI.

              (9) All mediation/arbitration conferences and hearings will be held in Phoenix, Arizona.

              (b) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such action and on appeal.

              (c) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such legal proceeding and on appeal.

              (d) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                  ARTICLE VII
               Antidilution Provisions and Reservation of Shares
7.1.   Antidilution

              (a) In the event of any change after the date hereof in the number of issued shares of common stock (or any class thereof) of the Company by reason of any stock dividend, split-up, recapitalization, merger, combination, conversion, exchange of shares or other change in the corporate or capital structure of the Company, then there shall be appropriate and equitable adjustments made (with adjustments being cumulative if more than one of such events shall have occurred) in the number and kind of shares of stock or other securities of the Company (i) thereafter issued to Franke pursuant to Section 3.2(a), (ii) covered by Stock Options thereafter granted to Franke pursuant to
Section 3.3(c) and (iii) thereafter issued upon exercise of the Stock Options then outstanding. Whenever an adjustment is made as required or permitted by the provisions of this paragraph (a), the Company shall promptly deliver to Franke written notice thereof setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

              (b) In case of any liquidation, dissolution or winding up of the affairs of the Company, the Company shall make prompt, proportionate, equitable, lawful and adequate provision as part of the terms of such dissolution, liquidation or winding up such that Franke may thereafter receive, in lieu of each Share which Franke would have been entitled to receive under
Section 3.2(a) or upon exercise of the outstanding Stock Options, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such dissolution, liquidation or winding up with respect to each outstanding Share.

7.2.   Covenant to Reserve Shares for Issuance

              The Company covenants that it will at all times reserve and keep available (free of preemptive rights) out of its authorized and unissued Shares, solely for the purpose of issuance pursuant to Section 3.2 or upon exercise of the Stock Options, the full number of Shares, if any, then issuable under Section 3.2 or upon exercise of all outstanding Stock Options. The Company further covenants that all Shares which shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

                                  ARTICLE VIII
                                 Miscellaneous
8.1.   No Mitigation

              The provisions of this Agreement are not intended to, nor shall they be construed to, require that Franke mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Franke as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Franke required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Franke.

8.2.   Assignability

              The obligations of Franke hereunder are personal and may not be assigned or delegated by Franke or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 8.5.

8.3.    Notices

              All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Franke for purposes hereof, directed to the attention of the Board with a copy to the Secretary of the Company and (ii) if to Franke, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

8.4.   Severability

              The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8.5.   Successors; Binding Agreement

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonable acceptable to Franke, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 8.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

              (b) This Agreement and all rights of Franke hereunder shall inure to the benefit of and be enforceable by Franke's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Franke should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Franke's devisee, legatee, or other designee or, if there be no such designee, to Franke's estate.

8.6.   Tax Withholdings

              The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Franke has otherwise paid to the Company the amount of such taxes.

8.7.   Amendments and Waivers

              No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Franke and such member of the Board as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.8.   Entire Agreement; Termination of Prior Agreement

              (a) The Company and Franke have heretofore entered into a Key Employee Protection Agreement dated as of June 27, 1994. Such Key Employee Protection Agreement shall automatically terminate in its entirety upon the execution and delivery of this Agreement by the Company and Franke.

              (b) This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

8.9.   Governing Law

              THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

8.10.   Counterparts

              This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

8.11.   Payment of Certain Taxes

              The Company will from time to time promptly pay all transfer, stamp or similar taxes that may be imposed in respect of the initial issuance of any Shares hereunder, but the Company shall not be obligated to pay any such taxes in respect of any transfer of Shares effected by Franke.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       AMERICA WEST AIRLINES, INC.



                                       By:
                                            Chairman of Compensation/Human
                                            Resources Committee


                                            William A. Franke

                          PIGGYBACK REGISTRATION RIGHTS             EXHIBIT A
                         PROCEDURES AND INDEMNIFICATIONS

1.  Defined Terms

           Capitalized terms used in this Exhibit A without definition shall have the meanings described or referred to in Sections 1.1 and 5.1 of the Employment Agreement of which this Exhibit A is a part (the "Employment Agreement").

2.  Registration Terms and Procedures

           (a) Registration Statement Form. Registrations under Section 5.2 of the Employment Agreement shall be on such appropriate registration forms of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition. The Company agrees to include in any such registration statement all information that any Participating Holder shall reasonably request (to the extent such information relates to such Participating Holder).

           (b) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with a registration to be effected pursuant to
Section 5.2 of the Employment Agreement.

           (c) Registration of Securities. Participating Holders may seek to register different types of Registrable Securities and/or different classes of the same type of Registrable Securities simultaneously and the Company shall use its, and in the case of an underwritten offering, shall cause the managing underwriter or underwriters to use Commercially Reasonable Efforts to effect such registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

           (d) Withdrawal. Any Holder participating in a registration pursuant to Section 5.2 of the Employment Agreement shall be permitted to withdraw all or part of its Registrable Securities from such registration at any time prior to the effective date of the registration statement covering such securities.

           (e) Registration Procedures. In connection with the Company's obligations to register Registrable Securities pursuant to the Employment Agreement, the Company will use Commercially Reasonable Efforts to effect such registration so as to permit the sale of any Registrable Securities included in such registration in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

           (i) prepare and (as soon thereafter as practicable) file with the SEC the requisite registration statement containing all information required thereby to effect such registration and thereafter use Commercially Reasonable Efforts to cause such registration statement to become and remain effective in accordance with the terms of the Employment Agreement, provided that as far in advance as practicable before filing such registration statement or any amendment, supplement or exhibit thereto (but, with respect to the filing of such registration statement, in no event later than seven days prior to such filing), the Company will furnish to the Participating Holders or their counsel copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits, which shall be made available upon request by any Participating Holder), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make the corrections reasonably requested by such Holder with respect to information relating to such Holder or the plan of distribution of the Registrable Securities prior to filing any such registration statement, amendment, supplement or exhibit;

           (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith
    (A) as reasonably requested by any Participating Holder to which such registration statement relates (but only to the extent such request relates to information with respect to such Holder) and (B) as may be necessary to keep such registration statement effective for six months (or such shorter period as shall be necessary to complete the distribution of the securities covered thereby, but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such registration statement;

           (iii) furnish to each Holder covered by, and each underwriter or agent participating in the disposition of securities under, such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference, which exhibits and documents shall be furnished to any such Person upon request), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act relating to such Holder's Registrable Securities, in conformity with the requirements of the Securities Act, and such other documents as such Holder, underwriter or agent may reasonably request to facilitate the disposition of such Registrable Securities;

           (iv) use Commercially Reasonable Efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under all applicable blue sky and other securities laws, and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any jurisdiction;

           (v) use Commercially Reasonable Efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities applicable to the Company as may be reasonably necessary to enable the seller or sellers thereof (or underwriter or agent, if any) to consummate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in such registration statement;

           (vi) furnish to each Holder of Registrable Securities covered by such registration statement a signed counterpart, addressed to such Holder (and underwriter or agent, if any) of:

                   (A) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                   (B) unless otherwise precluded under applicable accounting rules, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case, reasonably satisfactory in form and substance to such Holder (and underwriter or agent and their respective counsel) and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriter or agent in underwritten public offerings of securities;

           (vii) promptly notify each Holder and any underwriter or agent participating in the disposition of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Holder (or underwriter or agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

           (viii) otherwise use Commercially Reasonable Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each Holder covered by such registration statement or any participating underwriter or agent at least five (business days prior to the filing a copy of any amendment or supplement to such registration statement or prospectus;

           (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

           (x) use Commercially Reasonable Efforts to (A) list, on or prior to the effective date of such registration statement, all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed, if any, or (B) have authorized for quotation and/or listing, as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") of the National Market System of NASDAQ if the Registrable Securities so qualify;

           (xi) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers;

           (xii) use Commercially Reasonable Efforts to prevent the issuance by the SEC or any other governmental agency or court of a stop order, injunction or other order suspending the effectiveness of such registration statement and, if such an order is issued, use Commercially Reasonable Efforts to cause such order to be lifted as promptly as practicable;

           (xiii) take such other actions as the Requisite Holders of such Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

           (xiv) promptly notify each seller and the underwriter or agent, if any:

                   (A) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                   (B) of any written comments from the SEC with respect to any filing referred to in clause (A) above and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

                   (C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

                   (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

           (xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends, other than as required by applicable law) representing securities sold under a registration statement hereunder, and enable such securities to be in such denominations and registered in such names as such seller, underwriter or agent may request and keep available and make available to the Company's transfer agent, prior to the effectiveness of such registration statement, an adequate supply of such certificates;

           (xvi) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities covered by a registration statement hereunder;

           (xvii) incorporate in the registration statement or any amendment, supplement or post-effective amendment thereto such information as each Holder, the underwriter or agent (if any) or their respective counsel may reasonably request to be included therein with respect to any Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the offering of such Registrable Securities;

           (xviii) during any period when a prospectus is required to be delivered under the Securities Act, make periodic filings with the SEC pursuant to and containing the information required by the Exchange Act (whether or not the Company is required to make such filings pursuant to such Act); and

           (xix) in connection with an underwritten offering, participate, to the extent reasonably requested by the Requisite Holders or the managing underwriter for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

           (f) Agreements of Holders. (i) Each Holder of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

           (ii) Each Holder of Registrable Securities as to which any registration is being effected agrees, by acquisition of such Registrable Securities, that upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in clause (vii) of paragraph 1(e) above, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of paragraph 1(e) above, (the period from the date on which such Holder receives a Suspension Notice to the date on which such Holder receives copies of the supplemented or amended prospectus being herein called the "Suspension Period"). The Company shall take such actions as are necessary to end the Suspension Period as promptly as practicable. In the event the Company shall give any such notice, the period referred to in clause (ii) of paragraph 1(e) above, shall be extended by a number of days equal to the number of days of the Suspension Period.

3.  Underwritten Offerings

           If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Section 5.2 of the Employment Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder and subject to Section 5.2(b) of the Employment Agreement, arrange for such underwriters to include all of the Registrable Securities to be offered and sold by such Holder or Holders among the securities to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, provided that such agreement is reasonably satisfactory in substance and form to the Company and the Requisite Holders.

4.  Preparation; Reasonable Investigation

           In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities to be registered under such registration statement, their underwriters or agents, if any, and their respective counsel and accountants reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

5.  Indemnification

           (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder participating in an offering provided for as described herein, and each other Person, if any, who controls such Holder within the meaning of the Securities Act (each such Person, an "Indemnified Party"), from and against any losses, claims, damages, liabilities or expenses, joint or several (each a "Loss" and collectively, "Losses"), to which such Indemnified Party may become subject under the Securities Act or otherwise, to the extent that such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such Loss, action or proceeding; provided that in any such case the Company shall not be liable to any particular Indemnified Party to the extent that such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party specifically for inclusion therein; and provided further that the Company shall not be liable in any such case to the extent it is finally determined by a court of competent jurisdiction that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made

           (i) in any such preliminary prospectus, if (A) it was the responsibility of such Indemnified Party to provide the Person asserting such Loss with a current copy of the prospectus and such Indemnified Party failed to deliver or cause to be delivered a copy of the prospectus to such Person after the Company had furnished such Indemnified Party with a sufficient number of copies of the same prior to the sale of Registrable Securities to the Person asserting such Loss and (B) the prospectus corrected such untrue statement or omission; or

           (ii) in such prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such prospectus and such amendment or supplement has been delivered to the Indemnified Party prior to the sale of Registrable Securities to the Person asserting such Loss and the Indemnified Party thereafter fails to deliver the prospectus as so amended or supplemented prior to or concurrently with such sale after the Company had furnished such Indemnified Party with a sufficient number of copies of the same for delivery to purchasers of securities.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such Indemnified Party. The Company shall also indemnifiy each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities hereunder, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to Indemnified Parties.

           (b) Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Sections 5.2 of the Employment Agreement and as a condition to indemnifying such sellers pursuant to this paragraph 5, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such securities, to indemnify and hold harmless and reimburse (in the same manner and to the same extent as set forth in such subparagraph (a) of this paragraph 5) the Company, each director, officer, employee and agent of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, from and against any Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such prospective seller specifically for inclusion therein; provided, however, that such prospective seller shall not be obligated to provide such indemnity to the extent that such Losses result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by such prospective seller to the Company expressly for such purpose; and provided further, that the obligation to provide indemnification pursuant to this subparagraph (b) shall be several, and not joint and several, among such indemnifying parties. Notwithstanding anything in this paragraph 5 to the contrary, in no event shall the liability of any prospective seller under such indemnity be greater in amount than the amount of the proceeds received by such seller upon the sale of its Registrable Securities in the offering to which the Losses relate. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or participating or controlling Person and shall survive the transfer of such securities by such prospective seller.

           (c) Notices of Claims, etc. Promptly alter receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in subparagraph (a) or (b) of this paragraph 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this paragraph 5, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof (such assumption to constitute its acknowledgement of its agreement to indemnify the indemnified party with respect to such matters), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnified party shall be entitled to separate counsel at the expense of the indemnifying party; and provided, further, that, unless there exists a conflict of interest among indemnified parties, all indemnified parties in respect of such claim shall be entitled to only one counsel or firm of counsel for all such indemnified parties. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties in respect of such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel or firm of counsel for such indemnified parties. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Losses in respect of such claim or litigation or (ii) would impose injunctive relief on such indemnified party. No indemnifying party shall be subject to any Losses for any settlement made without its consent, which consent shall not be unreasonably withheld.

           (d) Other Indemnification. The provisions of this paragraph 5 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

           (e) Indemnification Payments. The indemnification required by this paragraph 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

           (f) Contribution. If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under subparagraph (a) or (b) of this paragraph 5, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this subparagraph (f) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this subparagraph (f) to contribute any amount in excess of the amount by which the net proceeds received such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.